Exhibit 99.3

Doma is architecting the future of real estate transactions. — We deliver instant, digital home ownership experiences. 2016 – 2021 May 2021+ Proprietary and Confidential | 1

Disclaimer Disclaimer This presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination (the “potential business combination”) between Doma Holdings, Inc. (“Doma”) and Capitol Investment Corp. V (“Capitol”) and related transactions (the “Transactions”), and for no other purpose. This presentation and the related oral commentary is confidential and is to be maintained in strict confidence. In addition, this presentation is intended solely for investors that are, and by proceeding to participate in this presentation you confirm that you are, qualified institutional buyers or institutions that are accredited investors (as such terms are defined under the rules of the U.S. Securities and Exchange Commission (“SEC”)). This presentation shall not constitute investment advice, an offer to sell or the solicitation of any offer to buy securities. No representations or warranties, express or implied, are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Doma, Capitol or any of their respective subsidiaries, equityholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes. Neither Doma nor Capitol has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. In addition, this presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Doma or the potential business combination. You are urged to make your own evaluation of Doma and such other investigations as you deem necessary before making an investment or voting decision. F o r w a r d L oo k i ng S t a te me n t s This presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity, total addressable market (“TAM”), market share and competition and potential benefits of the transactions described herein, and expectations related to the terms and timing of the transactions described herein. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Doma’s and Capitol’s management and are not predictions of actual performance. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, will differ from assumptions and are beyond the control of Doma and Capitol. These forward - looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the transactions described herein; failure to realize the anticipated benefits of the transactions described herein; risks relating to the uncertainty of the projected financial information with respect to Doma; future global, regional or local economic, political, market and social conditions, including due to the COVID - 19 pandemic; the development, effects and enforcement of laws and regulations, including with respect to the title insurance industry; Doma’s ability to manage its future growth or to develop or acquire enhancements to its platform; the effects of competition on Doma’s future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those other factors included in Capitol’s final prospectus relating to its initial public offering dated December 1, 2020 (File No. 333 - 249297) and the registration statement on Form S - 4 (File No. 333 - 254470) filed with the SEC under the heading “Risk Factors,” and other documents Capitol filed, or will file, with the SEC. If any of these risks materialize or Doma’s or Capitol’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements. There may be additional risks that neither Doma nor Capitol presently know or that Doma or Capitol currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements reflect Doma’s and Capitol’s expectations, plans or forecasts of future events and views as of the date of this communication. Doma and Capitol anticipate that subsequent events and developments will cause Doma’s and Capitol’s assessments to change. However, while Doma and Capitol may elect to update these forward - looking statements at some point in the future, Doma and Capitol specifically disclaim any obligation to do so, except as required by law. These forward - looking statements should not be relied upon as representing Doma’s and Capitol’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward - looking statements. U se o f Pro j ec t io ns This presentation contains projected financial information with respect to Doma, including Retained Premiums & Fees (including gross and net), Cost of Goods Sold, Adjusted Gross Profit, EBITDA and Adjusted EBITDA. Such projected financial information constitutes forward - looking information, is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information. See “Forward - Looking Statements” above. Actual results may differ materially from the results contemplated by the projected financial information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Neither the independent auditors of Doma or Capitol audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. Proprietary and Confidential | 2

Financial Information; Non - GAAP Financial Measures The financial information and data contained in this presentation is unaudited and does not conform to the requirements of Regulation S - X. Some of the financial information and data contained in this presentation, such as Retained Premiums & Fees, Adjusted Gross Profit, EBITDA and Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Retained Premiums & Fees is defined as revenue less third - party agent retentions. Adjusted Gross Profit is defined as gross profit, plus depreciation and amortization. EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Doma and Capitol believe that the use of Retained Premiums & Fees, Adjusted Gross Profit, EBITDA and Adjusted EBITDA provides an additional tool to assess operational performance and trends in, and in comparing Doma’s financial measures with, other similar companies, many of which present similar non - GAAP financial measures to investors. Doma’s non - GAAP financial measures may be different from non - GAAP financial measures used by other companies. The presentation of non - GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. See the Appendix to this presentation for a reconciliation of our non - GAAP financial measures to their most comparable measures under GAAP. A reconciliation of forecasted Retained Premiums & Fees, Adjusted Gross Profit and EBITDA to the most directly comparable GAAP measures cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are out of Doma’s control or cannot be reasonably predicted. For the same reasons, Doma is unable to provide probable significance of the unavailable information, which could be material to future results. Because of the limitations of non - GAAP financial measures, you should consider the non - GAAP financial measures presented in this presentation in conjunction with Doma’s financial statements and the related notes thereto. Trademarks This presentation contains trademarks, service marks, trade names and copyrights of Doma, Capitol and other companies, which are the property of their respective owners. A dd i t i o na l I n f o r ma t io n a nd W h e r e t o F i nd I t This presentation relates to a proposed transaction between Doma and Capitol. This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Capitol has filed a registration statement on Form S - 4 with the U.S. Securities and Exchange Commission (the “SEC”), which includes a document that serves as a prospectus and proxy statement of Capitol, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Capitol stockholders. Capitol also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Capitol are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Capitol through the website maintained by the SEC at www.sec.gov. The documents filed by Capitol with the SEC also may be obtained free of charge at Capitol’s website at https:// www.capinvestment.com/ or upon written request to 1300 17th Street North, Suite 820, Arlington, Virginia 22209. Pa r t ic i p a n t s i n S o li c i t a t io n Capitol and Doma and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Capitol’s stockholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the business combination is contained in the proxy statement/prospectus. You may obtain free copies of these documents as described in the preceding paragraph. Disclaimer (cont’d) Proprietary and Confidential | 3

M a y 2 5 , 2 0 21

Recent Business Highlights Outperformance relative to company plan, achieving 83% growth in closed orders and 101% growth in adjusted gross profit in Q1 2021 compared to the same period last year Year-to-date, Doma has added Wells Fargo, the nation’s largest bank mortgage originator, along with seven additional Strategic & Enterprise Accounts Expanded geographic footprint of Strategic and Enterprise Accounts channel to cover 75% of the country based on gross written premium through adding four additional states – Massachusetts, South Carolina, Texas and Wisconsin1 ,2 Increased the adoption of the Doma Intelligence platformacross Local channel in several key markets to drive “better, faster, cheaper” outcomes for both existing and new homeowners Achieved strong operating leverage with adjusted gross profit as % of retained premium & fees growing from 38% in Q1 2020 to 51% in Q1 2021 (1) Strategic and enterprise channel only based on 2020 Gross Written Premium according to ALTA. As of May 2021, Doma was licensed in 39 states and the District of Columbia for underwriting services and was operational as a title and escrow agency in the strategic and enterprise channel in 20 states, which account for approximately 75% of the U.S. residential title and escrow market based on 2020 Gross Written Premium according to ALTA. (2) Excludes Iowa; Iowa does not have a privately run title industry. Proprietary and Confidential | 5

Performance Highlights – P&L • Continued robust demand for Doma’stechnology-driven products and differentiated services resulted in strong top-line growth • The impact of the Domaintelligence platform and improvements in the productivity of our employees led to significant operating leverage and gross margin improvement $34 $57 Q1 2020 Q1 2021 68% GROWTH Adj. Retained Premiums & Fees ($ in millions) $14 $29 Q1 2020 Q1 2021 101% GROWTH Adjusted Gross Profit 51% AS % OF RP&F 38% AS % OF RP&F ($ in millions) Note: Unadjusted retained premiums and fees were impacted by the closure of branches in 2020 as we continued to integrate and rationalize the Local branch footprint we acquired as part of the North American Title Acquisition. Retained premiums and fees including the impact of closed branches was $38 million in Q1 2020 and $57 million in Q1 2021 (for an unadjusted rate of growth of 52% from the year ago period). Adjusted gross profit and adjusted gross profit as a percentage of retained premiums and fees are not adjusted for closed branches. Proprietary and Confidential | 6

Performance Highlights – Closed Orders 18 33 Q1 2020 Q1 2021 8 3% G R O W T H C l o s e d Or d e r G ro w t h 49% 5 3 7% Local Markets (Adj. for closed branches) Strategic & Enterprise Accounts Q 1 20 2 1 Y O Y G r o w t h R a t e b y C h a nn e l ( o r de r s i n t h o u sa n ds) • Total order growth was 106% adjusted for closed branches (83% unadjusted) • Strategic & Enterprise Account closed order growth was 537% YOY driven by the addition of new customers and wallet share expansion among existing customers Note: Closed orders were impacted by the closure of branches in 2020 as we continued to integrate and rationalize the Local branch footprint we acquired as part of the North American Title Acquisition. The year over year growth rate for total Doma closed orders and Local market channel closed orders including the impact of closed branches was 83% and 33%, respectively. Proprietary and Confidential | 7 16 33 Q1 2020 Q1 2021 1 0 6 % G R O W T H A dj . C l o s e d Or d e r G ro w t h ( o r de r s i n t h o u sa n ds)

Continued growth in the S&EA segment Wells Fargo Taps Domato Streamline the Refinance Process Doma’smachine intelligence powered title and escrow solutions to help drive superior Wells Fargo customer experience May 18, 2021 During Q1 2021, Doma generated significant momentum with Strategic & Enterprise account customers •Closed order growth within the segment grew 537% YOY driven by: •Addition of new customers •Wallet share expansion among existing customers •Doma added eight new S&EA customers so far in calendar year 2021 •Key customer win with Wells Fargo •Largest bank mortgageoriginator in the U.S. •Wells Fargo processed over 635,000 mortgages in 2020 See press release here. Proprietary and Confidential | 8 “At Wells Fargo, our customers trust us with their finances through some of the most pivotal moments of their lives, including their real estate transactions, and our priority is on continuing to enhance our customer experience. In order to do that, it’s essential that we embrace modern day digital tools that maximize efficiency,” said Kristy Fercho, Head of Wells Fargo Home Lending. “Doma’stechnology-led approach to instant title underwriting and more streamlined closing is aligned with our commitment to reduce time to close, lower costs for our customers, and create an exceptional experience.”

5 7% G W P 2 , 3 7 5 % G W P 3 ,4 Accelerating growth across the map As of May 2021 EOY 2020 3 Strategic and enterprise licensed and operational Lo c a l s a l e s offices 1 (1) Office locations are approximate and represent 81 local office locations as of March 31, 2021. Local footprint in 2023 not displayed. (2) Strategic and enterprise channel only based on 2020 Gross Written Premium according to ALTA. As of December 31, 2020, Doma was licensed in 39 states and the District of Columbia for underwriting services and was operational as a title and escrow agency in the strategic and enterprise channel in 16 states, which account for approximately 57% of the U.S. residential title and escrow market based on 2020 Gross Written Premium according to ALTA. (3) Excludes Iowa; Iowa does not have a privately run title industry. (4) Strategic and enterprise channel only based on 2020 Gross Written Premium according to ALTA. As of April 1, 2021, Doma was licensed in 39 states and the District of Columbia for underwriting services and was operational as a title and escrow agency in the strategic and enterprise channel in 20 states, which account for approximately 75% of the U.S. residential title and escrow market based on 2020 Gross Written Premium according to ALTA. Proprietary and Confidential | 9 Planned expansion will accelerate organic growth and unlock market share potential in key strategic geographies for all segments So far in 2021, Doma has expanded to cover four new key additional states: Texas, Massachusetts, South Carolina & Wisconsin Strategic and enterprise licensed and operational

Appendix

Reconciliation of (Unaudited) Non-GAAP Metrics Historical ($ in millions) Q1 2021 Q1 2020 Revenue (GAAP) $127.8 $70.8 Less: Premiums Retained by Third Party Agents ($70.3) ($33.1) Retained Premiums and Fees1 $57.5 $37.7 Less: Direct Fulfillment Expense2 ($28.3) ($23.2) Less: Depreciation & Amortization ($2.7) (1.1) Gross Profit (GAAP) $26.4 $13.4 Plus: Depreciation & Amortization $2.7 $1.1 Adjusted Gross Profit $29.1 $14.5 Net Income / (Loss) (GAAP) ($11.8) ($16.6) Plus: Income Taxes $0.1 $0.2 Plus: Depreciation & Amortization $2.7 $1.1 Plus: Interest Expense $3.4 $2.1 EBITDA ($5.6) ($13.2) Plus: Stock-Based Compensation $2.3 $0.3 Adjusted EBITDA1 ($3.3) ($12.9)

Thank you For your reference, our Analyst Day Presentation follows. Proprietary and Confidential | 12

doma

Analyst Day 2021

Agenda



Business Overview

Max Simkoff Founder and Chief Executive Officer



Product and Technology

Hasan Rizvi Chief Technology Officer
Andy Mahdavi Chief Data Science Officer



Operations

Christopher Morrison Chief Operating Officer



Go-to-Market Strategy

Mini Peiris Chief Marketing Officer



Financial Overview

Noaman Ahmad Chief Financial Officer



Multiple Vectors for Growth

Max Simkoff Founder and Chief Executive Officer

13

Key Investment Highlights

Disrupting a Large, Antiquated Market
dominated by commoditized products

Legacy Incumbents
competing with highly commoditized offerings

$23B[1] → $318B[1]
Large and expanding addressable market

Strong Market Traction
introduced in 2018 and already fueled by marquee clients

Category-Leading Lenders
that represent ~$500M of potential gross premiums & fees

CHASE, PennyMac, Sierra Pacific, +8 other top tier lenders, homepoint, FILO

A Full Stack Platform
with a permanent first-mover advantage

Machine Intelligence
is being trained on 30 years of historical data that accelerates title & closing, with zero loss ratio to date

$65M+
Invested in R&D through '21 with top talent in machine intelligence driving 3 issued U.S. patents since 2019 and over 5 pending U.S. patent applications

A Clear Path to Sustained Growth
and social impact by expanding access to home ownership

Broad Market Access
with a significantly faster, lower-cost product for homeowners

TODAY $190M → 2023E $464M
Projected retained premiums and fees, with 66% projected adjusted gross profit as a percentage of retained premiums and fees

A World-Class Team
of executive & board leadership

Tech-First Executive Team
with pedigrees from Oracle, NetSuite, PayPal, and McKinsey

Extraordinary
Industry luminaries on the Board include Larry Summers, Karen Richardson; Advisors include Sarah Friar, John Kanas

(1) Based on 2020 forecasts from American Land Title Association, Fannie Mae, IBIS World, Mortgage Bankers Association, Zillow and our internal estimates.

14

We are building with the right mix of

Technical and Operational Expertise



Max Simkoff

Chief Executive Officer

evolv



Christopher Morrison

Chief Operating Officer

McKinsey & Company



Noaman Ahmad

Chief Financial Officer

AON



Hasan Rizvi

Chief Technology Officer

ORACLE



Mini Peiris

Chief Marketing Officer

NETSUITE



Andy Mahdavi

Chief Data Science Officer

Capital One



Eric Watson

General Counsel

SoFi



Kirk Wells

SVP, Strategic & Enterprise

Cornerstone



Jerry Jenkins

Chief People Officer

PayPal

15

World-Class Board Members



Larry Summers
Former Treasury Secretary
U.S. Treasury



Mark Ein
Chairman & CEO
Capitol Investment Corp.



Karen Richardson
Board Member
British Petroleum



Matthew E. Zames
Former COO
J.P. Morgan Chase & Co.
Chairman



Stuart Miller
Executive Chairman
Lennar Corporation



Charles Moldow
General Partner
Foundation Capital



Max Simkoff
Chief Executive Officer
Doma

Top-Tier Advisors



Sarah Friar
CEO, Nextdoor



Adrienne Harris
Frmr. Special Asst. Pres. Obama



John Adam Kanas
Vice Chairman, Carlyle Global



Adrian Jones
Managing Director, HSCM



Ben Lawsky
CEO, The Lawsky Group



Emil Michael
Frmr. CBO, Uber



Prakash Ramamurthy
CPO, Freshworks



Shannon Warren
Owner, SSW Consulting LLC

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Home Ownership Market Title & Escrow represents a TAM of $23B 1 NEAR - TERM OPPORTUNITIES Appraisal E scr o w C l o se Warranty Home Search $86B Market 2 Loan $66B Market 3 Home I n s u ra n ce $100B Market 4 $8B Market 5 Title $16B Market $7B Combined Market $3B Market 6 Servicing $32B Market 7 T O D A Y

Book Now Hospitality Order Now Buy it Now Consumers Expect Instant Digital Experiences Entertainment R eta i l Dining F in a nce Invest Now Stream Now

R e s i d e nt i a l R e a l Esta t e i s Just Now Joining this Revolution Get Pre - A pp r o ve d Ins t a n t ly Get I nsu r e d Ins t a n t ly Get an Offer Ins t a n t ly Close the T r a n sa cti o n Instantly

WE ARE REPLACING

A PROCESS FROM THE 1890s

TITLE IN 3-5 DAYS

Manual Order. . . . County Database Investigation. . . . . . . Manual Underwriting . . . . Preliminary Report . . . . . .

CLOSING IN 30-50 DAYS

Lender & Title Co Negotiation. . . . . . . Fee Balancing & Payoffs. . . . . Closing Documents . . . . Document Notarization

Legacy Title Techno-Stack

Supported by Technology from the 1990s

Title Production System

Electronic Mail

Electronic Facsimile

Documents

Scheduler

20

We re-invented it all from scratch

From **3–5** Days TO **1** Minute[1]

7 Days TO From **30–50** Days

doma Title
- ML-Driven Instant Underwriting Algorithm

POWERED BY ML
PATENTED

doma Escrow
- Fee Balancing
- Document QC
- Communications

POWERED BY NLP
PATENTS PENDING

doma Close
- Digital Closing
- Online Notarization
- Funds Transfer

doma Intelligence
PLATFORM

Millions of
Historical Transactions

Over 100
Public Data Sources

Exception Handling
Centralized Operations
doma Ops. Team

(1) Clear-to-close decisions on over 80% of title insurance orders driven through Doma Intelligence in one minute or less

21

Our technology has shown it is capable of (1) Wallet share applies only to the Direct Channel business in states in which Doma is currently active. (2) Pull - through rate is defined as the percentage of mortgage applications that are opened that result in funded loans. 21% 100% Wallet Share 1 Since January ’21 1 5% 2X Wallet Share Since October ’20 Higher Pull - Through Rate 2 Faster C lo s i ngs 8X Wallet Share Since September ’20 3X Wallet Share Since December ’20 50% Fewer Touches 84% U nd e r w r i tt e n Instantly Top 10 Non - Bank Originator Top 3 Mortgage Originator Top 5 Mortgage Originator National Mortgage Broker

Product & T e c h n o l o gy

TRADITIONAL PATH

OFTEN 30-50 DAYS IN DURATION

ORDER TITLE

EXAMINE
Search package to enumerate exceptions

CURE
Identified defects

GENERATE COMMITMENT
With updated exceptions


To whom it may concern:
CLEAR TO CLOSE
Sincerely,
Ye Olde Title Co.

FINALIZE
Loan Terms

UPDATE
Settlement statement

GENERATE
Closing Documents

SCHEDULE
Notary

CONDUCT
Closing

DISBURSE
Funds

RECORD
With County

24

Doma Intelligence replaces large portions of the Title & Closing process with Data Science technology


Order Title
DOMA TITLE
INSTANT
Clear to Close
DOMA ESCROW
15+ Steps Removed
DOMA CLOSE
10+ Steps Removed
DOMA INTELLIGENCE
Platform Components
Underwriting
Collaboration
Documents
Money Flow
Autonomous Workflow

25

Data science & machine learning capabilities drive core areas of Doma Intelligence

DOMA INTELLIGENCE

Platform Components	Underwriting	Collaboration	Documents	Money Flow (Coming Soon)
Data Science	Predictive Risk Model Suite	Transformer–based Natural Language Processing	Transformer–based Computer Vision	Predictive Fraud Model Suite
	Decision science and ML algorithms instantly underwrite ~80% of refi orders using hundreds of title & property data points[1]	Deep Neural Networks are trained on 100K+ title and escrow emails to instantly comprehend customer requests	Deep Neural Networks create specialized Optical Character Recognition algorithms to reconcile fees and certify the correctness of legal terms	Sophisticated algorithms predict the likelihood of identity and wire fraud and then flag for extra scrutiny

(1) Strategic customer accounts today. Launched in local and in process of rolling out for local refinance transactions to be followed by local purchase transactions.

26

Doma Title delivers speed & machine learning-enabled decision-making

Traditional Title

3–5 Days

- Long wait times for search package
- Search Package often contains unnecessary information that can delay the search
- Curative work is required, including adding exceptions to the commitment
- Commitment generation and getting to clear-to-close takes longer

Doma Title

< 1 Day

Automated, intelligent decision making to know when instant makes sense and when a traditional search is required

Instant commitment delivery

Instant clear-to-close pending payoffs

Curative-free with no exceptions

Note: Loss ratio for instantly underwritten refinance transactions is currently 0% with one claim pending. Projected long-term loss ratio is 6%. Increases to 9% in case of a recession.

27

What Data Science Transformers did for Google’s Search product ... 2019 brazil traveler to US need a visa Before Google’s search function only examined individual words without comprehending the relationship among them Af t e r Google’s search function can comprehend the intrinsic meaning of words and the relationship between them Washington Post> 2019/03/21 U.S citizens can travel without the red tape of a visa … Mar 21, 2019 – Starting on June 17, you can go to Brazil without a visa and … Australia, Japan, Canada will no longer need a visa to … washingtonpost.com; © 1996 - 2019 The Washington Post … USEmbassy.gov > br > Visas Tourism & Visitor | U.S. Embassy & Consulates in Brazil In general, tourists traveling to the United States require valid B - 2 visas. That is unless they are eligible to travel visa …

...we're doing for Title & Escrow

Closing Cost Details

Loan Costs

B. Services Borrower Did Not Shop For		$1,557.44	
01	Appraisal Fee	$135.00	$500.00
02	Credit Report Fee	$22.44	
03	Title - Lender's Title Ins	$450.00	
04	Title - Settlement/Closing Fee	$325.00	
05	Title - Singing fees	$125.00	

Closing disclosures document

Traditional Escrow

Human-powered, error-prone process with significant duplication



Doma Intelligence

Instant closing disclosure

Automatically
Recognizes each fee

Automatically
Categorizes and corrects

Instantly
Sends back to lender customer

Result of creating a Transformer model

trained on 100k+ loan processing fees in its knowledge base

29

The closer those numbers to each other, the closer the meaning Allow gigantic training corpus (Wikipedia) to determine what numbers should be If machines only understand numbers… How can they “get” meaning? We must assign each word a set of scores Each set is called a “vector” 1 2 3 4 1 2 3 4 4 3 2 1 Recording (0,2,4) C l o s i n g (0,3,3) Disbursement (0,4,2) Mortgage (2,0,4) P ayo f f (3,0,3) Deed (3,0,2) N o ta r i z at i o n (1,1,1) Tr T a r n a s n f s o f r o m rm er e s rs use an extension of this concept to allow better interpretation of meaning Dimension 3 Fees Documents Dimension 1 Events Dimension 2

Operations

“Industry standard” operating models Both with drawbacks ” Single Seat ” Unscalable model reliant on a sole professional to manage the life of a closing ” Assembly Line ” Inflexible model dictating the same customer experience for every closing

An industry first - of - its - kind, centralized operations model We take a fundamentally different approach Doma Technology Removes significant portions of work entirely and intelligently routes any complex exceptions Innovative Customer Delivery Models tailored to the needs of the customer and allows for associate specialization R ig o r o u s , M et r ics - B as e d Management enables real - time optimization and continuous improvement Natively Resilient to ensure business continuity and drive operating flexibility O P E R A T I O N S Better Customer Experiences Better Place to Work More Efficient

Machine intelligence + operations

Drastically reduces minutes per file across every activity in the process...

Minutes Per File metric on Doma Intelligence


Represents processing time per order
100%
78%
DECREASE
46%
22%
June 2020
Dec 2020
Q4 2023 E

Efficiency with quality and scalability

As volume increases, customer experiences also continually improve through Doma Intelligence

Consistent gains across process points

Validates broad applicability and value of Doma Intelligence across the entire transaction

Feeding the flywheel

Increasing volumes of data lead to improved machine intelligence-powered efficiency

Note: Minutes per file represents closed orders for strategic and enterprise accounts and excludes management overhead time and excess capacity.

34

G o - t o - M a r k e t Approach

(1) 2020 forecasts from American Land Title Association, Mortgage Bankers Association and internal estimates. Incumbents distribute their antiquated offering in an undifferentiated way $23B Market $7B Refinance + $16B Purchase 1 L e g a cy I n c u mbe n t s with 80% market share Traditional Go - to - Market Relationship - based Selling Donut - led Marketing $ $ Static Pricing D i r e c t Agents A Massive Amount of Spend

Our technology and products re-define the entire go-to-market approach...

A Faster Close

ENABLES

Value-based Selling

A Tech-First Approach

ENABLES

Digital Distribution

Less Manual Work

ENABLES

Competitive Pricing

$1,385*

vs. $1,800
for incumbents

* Projected 4Q23 gross premiums & fees per order

37

Local Refinance 2 Enterprise Refinance L o c a l P u r c h as e 1 Enterprise Purchase and the opportunity to transition customers to higher - volume relationships ...with a solution for every market segment 11.4K Realtors 8.5K Loan Officers +8 more top - tier lenders + iBuyers, Home Builders, and Tech Enabled Brokerages

Addressing the various market segments with a D u a l Go - t o - M ar k e t App r oach ? ? ! $$$ Local L e a d - b a s ed Enterprise Account - based I d e n t i fy E x pan d E n gage A d v o cate Educate Nurture Q u a l i fy Transact

ENTERPRISE CHANNEL:

Account targeting & wallet share expansion

Examples of activities across the customer journey.
Value messaging is aligned to the audience at each stage.

Targeting

- Thought-leadership digital event series
- 1:1 or 1:Few custom outreach
- "Always on" digital

0 – 3 Months

- Welcome Kit
- Personalized Resource Center
- Gamification to drive adoption

3 – 9 Months

- Account-specific newsletter
- Account Day for regional expansion
- Technical evaluation of integration options

9+ Months

- Customer Advisory Board participation
- Case studies shared across regions & teams
- Quotes from internal champions

40

L O C A L C H A N N E L : Growth fueled by deepening , e x pand i ng , & i nn o v ati ng market approach Deepen sales capacity to capture share in existing markets 1 Expand into new geographic markets, specifically high - growth urban areas 2 3 Innovate go - to - market strategy in new and existing markets with next - gen customer acquisition & sales motion ⌃

LOCAL CHANNEL:

Using proven playbook from tech sector to innovate customer acquisition

Digital Outreach

Educate prospects **through digital interactions** --> drive to microsite and/or power retargeting states title
doma
Goldilocks ... and the Three Mortgage Lenders - States Title

Microsite: Education

Microsite interaction to **secure contact commitment & details** for sales outreach states title
Architecting the future of real estate transactions
Technology that Leads the Way
Instant Underwriting
Instant Closing Disclosure
Digital Closings

Microsite: Order Intake

Simple digital order form to secure intent and key order details; facilitates BDR follow-up



States Title is architecting the future of real estate transactions
Are you ready to remove the friction and frustration from the closing process?
15-25%
>80%
50%

BDR Team

BDR (new function) receives automated notification of prospect and works deal directly with Escrow Officer support

Digital

Physical

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5 7 % G W P 2 > 99% G W P 2 , 3 Planned expansion will accelerate organic growth and unlock market share potential in key strategic geographies for all segments G r o wi n g ac r os s t h e map... EOY 2023 EOY 2020 3 Strategic and enterprise licensed and operational Lo c a l s a l e s offices 1

Financial Overview

Machine intelligence drives reduction in direct costs

Allows for **significant investment** to drive growth

Results in industry-leading **margin profile**

Our Technology Will Drive Our Margin Advantage


doma
42%
Q4 2023E
23%
Traditional Title Insurers Average[1]
Segment EBITDA as % of Retained Premiums and Fees[2]
Pre-Corporate Support EBITDA as % of Retained Premiums and Fees[2 3]

Source: Company filings. (1) Average of traditional title companies, FAF, FNF, and STC for 2020 Q1-Q3. (2) Retained Premiums and Fees calculated as revenue less premiums retained by agents. (3) Pre-corporate support EBITDA equals EBITDA plus corporate support expense.

45

Economics of Our Business

Order Volumes × **Retained Premiums and Fees** − **Direct Fulfillment Expense** = **Adjusted Gross Profit**

3 Sources of Order Volumes

Strategic & Enterprise Accounts
Large, centralized lenders

Local Markets
Loan officers and real estate agents

Independent Agencies
Underwrite with Doma

Superior Technology Drives Operating Leverage

Doma solutions reduce minutes spent per file, significantly decreasing direct labor expense, **driving margin expansion**

46

Our unit economics will continue to improve dramatically

Strategic & Enterprise

	Mar 21	4Q23E
Retained Premiums & Fees	**$691**	**$736**
Direct Non-Labor Expenses[1]	$170	$174
Direct Labor Expenses[2]	$217	$127
Adjusted Gross Profit	**$303**	**$435**
as a % of Retained Premiums & Fees	**44%**	**59%**

Local Realtors/ Loan Officers

	Mar 21	4Q23E
Retained Premiums & Fees	**$1,745**	**$2,102**
Direct Non-Labor Expenses[1]	$263	$293
Direct Labor Expenses	$550	$195
Adjusted Gross Profit	**$932**	**$1,613**
as a % of Retained Premiums & Fees	**53%**	**77%**

(1) Direct non-labor expenses, which include provision for claims, excludes a one-time reserve release benefit of $1.6M in March 2021 (2) Reflects expenses per order associated with mature clients. Actual direct labor expenses, including costs of new customers being onboarded, was $383 per order in March 2021.
Note: Represents total direct business unit economics on direct orders, including premiums and fees earned through both of Doma's segments, distribution and underwriting. The strategic and enterprise account channel includes primarily refinance orders. Local channel unit economics represents a blend of all orders within that channel, including purchase, refinance and a small number of commercial orders. For the avoidance of doubt, unit economics presented in the investor presentation filed on March 2, 2021 were based on the distribution segment only, with strategic and enterprise unit economics reflective of Doma's largest national customer and local unit economics excluding commercial orders.

47

Adj. Closed Orders 1,2 Clear path for accelerated growth 136,880 88,616 58,875 212,199 33 0 , 4 7 3 2 0 19 2020 20 21 20 22 20 23 5 4 % C A G R (1) Direct order volume (2) Between January 2019 and December 2020, Doma closed 40 branches as the company integrated and rationalized its branch footprint. Closed orders from closed branches totaled 15,142 in 2019, and 3,773 in 2020. Closed Order counts have been adjusted for branch closures (3) Reflects direct business only. Based on November 2020 Mortgage Bankers Association closed order forecast. Estimated Market Share 3 <1% <1% < 2% < 3% < 5%

Performance Highlights Excludes Net Proceeds from Transaction $ 226 $ 3 19 $ 464 2 0 21 E 2 0 22E 2 0 23 E 4 3% C A G R $ 8 9 $ 17 1 $ 3 07 39.5% 5 3 . 5% 6 6 . 2% 2 0 21 E 2 0 22E 2 0 23 E $M $M ( 2 9 . 4% ) (3.3%) 1 9 . 2% 2 0 21 E 2 0 22E 2 0 23 E 35% 5 - Year Target R e t ai n e d P r e m i u m s a n d F ee s A djus t e d G r os s P r ofit As % of Retained Premiums and Fees A djus t e d EB I T D A As % of Retained Premiums and Fees Investment in platform and sales force is expected to accelerate growth but impact 2021 profitability

Unaudited

Summary Financial and Other Information

($ in millions)	2019A	2020A	2021E	2022E	2023E
Closed Orders[1]	74,017	92,389	136,880	212,199	330,473
Avg Retained Premiums & Fees Per Order[1]	$1,921	$1,547	$1,360	$1,306	$1,272
GAAP Revenue	**$358.1**	**$409.8**	**$416.4**	**$514.6**	**$665.3**
Premiums Retained by Third Party Agents	($178.3)	($220.1)	($190.0)	($195.7)	($201.5)
Retained Premiums and Fees[1]	**$179.8**	**$189.7**	**$226.4**	**$318.9**	**$463.7**
Direct Fulfillment Expense[2]	($93.3)	($98.0)	($137.0)	($148.2)	($157.0)
Adjusted Gross Profit	**$86.5**	**$91.6**	**$89.5**	**$170.7**	**$306.8**
As % of Retained Premiums and Fees (%)	*48.1%*	*48.3%*	*39.5%*	*53.5%*	*66.2%*
Customer Acquisition Cost	($35.2)	($34.5)	($48.0)	($69.3)	($99.0)
Other Expense[3]	($65.2)	($76.1)	($108.0)	($111.9)	($118.6)
Adjusted EBITDA	**($13.9)**	**($19.0)**	**($66.6)**	**($10.4)**	**$89.1**
As % of Retained Premiums and Fees (%)	*(7.7%)*	*(10.0%)*	*(29.4%)*	*(3.3%)*	*19.2%*

(1) Closed orders and average retained premiums and fees per order represent direct orders. Since the North American Title Acquisition in January 2019, Doma has closed 40 branches as the company integrated and rationalized its branch footprint. Closed orders adjusted to exclude closed local branches totaled 58,875 in 2019, and 88,616 in 2020. Retained Premiums and Fees at closed branches totaled $27.7 million in 2019, and $7.2 million in 2020. Financial results have not been adjusted for branch closures. (2) Includes direct labor expense and direct non-labor expense inclusive of provision for claims. (3) Includes corporate support and other operating expense.

50

Multiple Vectors for Growth

Substantial Untapped Growth Potential Inorganic acquisition opportunities Acquisition of independent title agencies to meaningfully expand market share Investment in existing channels Invest in salesforce expansion, geographic expansion and marketing to drive continued organic growth Horizontal product expansion Broaden Doma’s products through acquisition of natural adjacent businesses

F u e l M o r e O r g a n i c G r o w t h i n 2 0 22 & B e y o n d with increase in sales and marketing investment Acquire Title Agencies and integrate them into the Doma Platform Accelerating Growth of Our Core Title Business Organic and Inorganic Strategies 50+ Target Companies w/ $50M – $100M in retained premiums and fees $ 9 4M $ 4 00M 2022 Plan With $25M Added Investment X Y Z T i t le A DOMA COMPANY X Y Z T i t le Co . E S T . 1 9 5 6 $50M Retained Premiums and Fees $50M+ Retained Premiums and Fees 10% EBITDA Margin 35% LT EBITDA Margin as a % of Retained Premiums and Fees +$81M Retained Premiums and Fees $ 3 1 9 M Retained Pr e m i um s and Fees $ 69M A cqui s i ti o n Cost

Accelerating Delivery of Our Vision

An Instant Closing Experience

	$8B Market[1] Appraisal	$3B Market[2] Home Warranty
Today: **Broken**	Appraisal process is separate from Title and can derail the closing	An "afterthought" with a painful user experience
With Doma: **Seamless**	Lower Risk · Greater Certainty A **single instant experience** for both lenders and homeowners **+$400 in Fees** per Direct Order	Free Distribution · Competitive Advantage A convenient "add-on" with a **modern customer experience** **+$900 in Fees** per Direct Order

(1) Appraisal IBIS World estimate. (2) Home Warranty IBIS World estimate

54

Existing self - funded plan assumes moderate capture with significant opportunity with SPAC proceeds Doma’s Revenue Market Share of the Title and Escrow Market 1 I ll u s tr a ti v e G r o w t h L e ve r s f r o m T r a ns a c ti o n P r o c ee d s Clear path to $1.5B+ of Retained P r e m i u m & F ee s w i t h S P A C p r o c e e d s Illustrative Doma Retained Premiums & Fees ($M) 5.5x 4.2x 3.0x 1 . 0 x R et a i ne d P r em . & F e e s / C A C 0.8% 2 .4% 7. 1% 2 0 20 2023E Self - Funded Plan 2025E Opportunity ~ 1 ,5 00 SPAC Upside Appraisal / Home Warranty L on g T e r m E B I T D A M a r gi n : 35%

From our reimagination of the title, escrow, and closing experience

Our vision is to revolutionize the homeownership experience




LENDERCO. INSTANT CLOSE
Powered by doma
223 Main Street
Title
Clear
Guaranteed Value
$712,460
Ownership Confirmed
Add Warranty?
Yes
Documents
Tap to Sign
Close Transaction

Our path to market dominance

Become a category leader
in $23B title and escrow market

Deliver instant valuation
in $8B appraisal market

Deliver (actual) value
in $3B home warranty market

56

Ap p en dix

Reconciliation of (Unaudited) non - GAAP Metrics Historical Projected ( $ i n millions ) 2019A 2020A 2021E 2022E 2023E R evenu e (GAAP ) $358.1 $409.8 $416.4 $514.6 $665.3 Less: Premiums Retained by Third Party Agents ($178.3) ($220.1) ($190.0) ($195.7) ($201.5) R etaine d Premium s an d Fee s 1 $179.8 $189.7 $226.4 $318.9 $463.7 Less: Direct Fulfillment Expense 2 ($93.3) ($98.0) ($137.0) ($148.2) ($157.0) Less: Depreciation & Amortization ($1.9) ($5.8) ($12.2) ($14.5) ($14.5) Gros s Profi t (GAAP ) $84.6 $85.8 $77.3 $156.2 $292.2 Plus: Depreciation & Amortization $1.9 $5.8 $12.2 $14.5 $14.5 Adjuste d Gros s Profi t $86.5 $91.6 $89.5 $170.7 $306.8 Ne t Incom e / (Loss ) (GAAP ) ($27.1) ($35.1) ($103.1) ($51.9) $45.5 Plus: Income Taxes 3 $0.4 $0.8 $0.5 $0.5 $0.5 Plus: Depreciation & Amortization $1.9 $5.8 $12.2 $14.5 $14.5 Plus: Interest Expense $9.3 $5.6 $18.2 $21.0 $23.0 EBITDA ($15.6) ($22.9) ($72.2) ($15.8) $83.5 Plus: Stock - Based Compensation $0.9 $2.5 $5.6 $5.4 $5.6 Plus: Transaction Related Costs $0.8 -- -- -- -- Plus: One - Time Severance Costs 4 -- $1.4 -- -- -- Adjuste d EBI T DA 1 ($13.9) ($19.0) ($66.6) ($10.4) $89.1